EXHIBIT 23.2 — CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-91157 on Form S-8 of our report dated June 14, 2006, appearing in the Annual Report on Form 10-K of Morgan’s Foods, Inc. for the year ended February 25, 2007.
/s/ Deloitte & Touche, LLP
Cleveland, Ohio
May 29, 2007

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